                                                                   EXHIBIT 99.j7

            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                    AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                   AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                    AMERICAN CENTURY TARGET MATURITIES TRUST
                  AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
                           (collectively, the "Funds")

     I, Ward D. Stauffer,  Secretary of the  above-referenced  corporations  and trusts,  do  hereby  certify  that  the  following  is a true  copy  of  certain resolutions  adopted by unanimous  written  consent of the Board of Directors or
Trustees,  as appropriate,  of the  above-referenced  corporations and trusts on
December 9, 2004, and that such  resolutions have not been rescinded or modified and are not inconsistent with the Certificate of  Incorporation,  Declaration of
Trust or Bylaws of the corporations or trusts.

               WHEREAS, Pursuant to a duly-executed Power of Attorney,
          certain  directors and officers of American  Century  Target
          Maturities Trust,  American Century California  Tax-Free And
          Municipal Funds,  American Century Municipal Trust, American
          Century   Government   Income   Trust,    American   Century
          Quantitative    Equity   Funds,   Inc.,   American   Century
          International Bond Funds, American Century Investment Trust,
          American Century Variable  Portfolios II, Inc. (the "Funds")
          have  appointed  David C.  Tucker,  Charles A.  Etherington,
          David H. Reinmiller, Charles C.S. Park, Janet A. Nash, Brian
          L.  Brogan,  Otis  H.  Cowan,  Kathleen  Gunja  Nelson,  and
          Christine J. Crossley,  each of them singly,  their true and lawful  attorneys-in-fact,  with full power of substitution, and with full power to each,  for the  purpose of signing on their behalf registration  statements and other documents of the  Funds  for the  purpose  of  complying  with  all  laws relating  to the sale of  securities  of the Funds and to do all such  things  in their  names and  behalf in  connection therewith; and

               Such  attorneys-in-fact  may,  from time to time,  sign
          documents,  including registration statements and amendments thereto, on behalf of officers who have appointed them.

               RESOLVED,  that  the  Directors/Trustees  of the  Funds
          hereby authorize such attorneys-in-fact to sign documents on behalf of the Funds, including  registration  statements and amendments  thereto,  pursuant to the terms of the Powers of
          Attorney so executed by the  Directors/Trustees and officers of the Funds.

     IN  WITNESS  WHEREOF,  I have  hereunto  set my hand this 8th day of March,
2005.

                                    /s/ Ward D. Stauffer
                                    --------------------------------------------
                                    Ward D. Stauffer
                                    Secretary